EXHIBIT 3.2

BY-LAWS

ARTICLE I. OFFICES

     1.     The principal office of the corporation shall be located as set out in the Articles of Incorporation.

     2.     The corporation may have such other offices, either within or without West Virginia, as the board of directors may designate or as the business of the corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

     1.     The annual meeting of the shareholders shall be held within 12 months following the close of each fiscal year, on such date and at such time as shall be fixed by the board of directors. If the election of directors shall not be held on the day designated for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     2.     Special meetings of the shareholders, for any purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than 1/10 of all outstanding shares of the corporation entitled to vote at the meeting.

     3.     The board of directors may designate any place, either within or without West Virginia, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without West Virginia as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

     4.     A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, not withstanding the withdrawal of enough shareholders to leave less than a quorum.

ARTICLE III. BOARD OF DIRECTORS

     1.     The business and affairs of the corporation shall be managed by its board of directors.

     2.     The number of directors of the corporation shall be such number as may be designated by the board of directors from time to time; provided that such number shall be not less than two (2).

     3.     A regular meeting of the board of directors shall be held without other notice than by this by- law after, and at the same place as, the annual meeting of shareholders. The board of directors may provide by resolution, the time and place, either within or without West Virginia, for the holding of additional regular meetings without other notice than such resolution.

     4.     Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without West Virginia, as the place for holding any special meeting of the board of directors called by them.

     5.     Notice of any special meeting may be given by telephone, telegram, or written notice, provided sufficient time is given each director to attend such meetings; provided, however, any special meeting may be held in any event if notice shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

     6.     A majority of the number of directors fixed by Section 2 of this Article III. shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     7.     By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the board of directors or both. No such payments shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     8.     At the option of the officer presiding over any meeting of the board of directors, one or more directors may participate in a meeting of the board, or of a committee of the board, by means of a telephone conference call or other type of communication equipment, provided that all persons participating in the meeting can clearly hear and communicate with each other. All directors so participating shall be deemed present at such meeting for purposes of determining a quorum and otherwise conducting such business as may be transacted during such meeting.

ARTICLE IV. OFFICERS

     1.     The officers of the corporation shall be a president, one or more vice-presidents (the number thereof to be determined by the board of directors), a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors.

     2.     The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner provided by law.

     3.     A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     4.     The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

     5.     In the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary or any assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

     6.     The secretary shall:

               (a) Keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose;

               (b) See that all notices are duly given in accordance with the provisions of these by- laws or as required by law;

               (c) Be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;

               (d) Keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

               (e) Sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors;

               (f) Have general charge of the stock transfer books of the corporation; and

               (g) In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     7.     The treasurer shall:

               (a) Have charge and custody of and be responsible for all funds and securities of the corporation;

               (b) Receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V. of these by- laws; and

               (c) In general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

     8.     The assistant secretaries may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform the duties as shall be assigned to them by the secretary or the treasurer, respectively or by the president or the board of directors.

     9.     The salaries of the president, vice-presidents, secretary and treasurer shall be fixed from time to time by the board of directors and the salaries of all other officers, agents and employees shall be fixed from time to time by the president subject to the control of the board of directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     1.     The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     2.     No loan shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     3.     All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     4.     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     1.     Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice-president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified. All certificates surrendered to the corporation for trans fer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     2.     Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII. CORPORATE SEAL

     The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal”.

ARTICLE VIII. INDEMNIFICATION

     1.     To the extent permitted by applicable law, the corporation shall indemnify any person (other than a shareholder of the corporation) who was or is a party or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action or proceeding by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.

     2.     To the extent permitted by applicable law the corporation shall indemnify any shareholder of the corporation who was or is a party or threatened to be made a party to any threatened, pending or completed action or proceedings, whether civil, criminal, administrative, or investigative (including, without limitation, an action or proceeding by or in the right of the corporation) by reason of the fact that he is or was a shareholder, director, officer, employee or agent of the corporation, or is, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding, except in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of gross negligence or wilful misconduct. In the event of any other judgment against any such shareholder or in the event of a settlement, indemnification shall be made only if the corporation shall be advised, in case none of the persons involved shall have been a director of the corporation, by the board of directors, and otherwise by independent counsel to be appointed by the board of directors, that in its or his opinion such shareholder was not guilty of gross negligence or wilful misconduct, and, in the event of a settlement, that such settlement was, or if still to be made, is, in the best interests of the corporation. If a determination is to be made by the board of directors, it may rely, as to all questions of law, on the advice of the independent counsel.

     3.     The foregoing rights of indemnification shall inure to the benefit of the heirs, executors or administrators of each such shareholder, director, officer, employee or agent and shall be in addition to and not exclusive of, any other rights to which such shareholder, director, officer, employee or agent may be entitled.